UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2010

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2010, EnerNOC, Inc. (“EnerNOC”) and EnerNOC Securities Corporation, a wholly-owned subsidiary of EnerNOC, entered into a Second Loan Modification Agreement (the “Second Loan Modification Agreement”) to its secured revolving credit and term loan facility (the “Facility”) with Silicon Valley Bank, dated August 5, 2008. The Second Loan Modification Agreement provides for, among other things, an increase to the amount of the revolving line of credit under the Facility from $35,000,000 to $50,000,000 and corresponding amendments to certain of EnerNOC’s financial covenants.

The foregoing summary of the Second Loan Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Loan Modification Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10.1                         Second Loan Modification Agreement by and among EnerNOC, Inc., EnerNOC Securities Corporation and Silicon Valley Bank, dated as of April 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: April 29, 2010	By:	/s/ Timothy Weller
	Name:	Timothy Weller
	Title:	Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description

10.1	Second Loan Modification Agreement by and among EnerNOC, Inc., EnerNOC Securities Corporation and Silicon Valley Bank, dated as of April 23, 2010.